Rogers Corporation Reports Fourth Quarter and Full Year 2022 Results

Implemented Additional Actions to Streamline Operations and Increase Profitability

Chandler, Arizona, February 28, 2023: Rogers Corporation (NYSE:ROG) today announced financial results for the full year and fourth quarter of 2022.

“Rogers continues to execute on its profitability improvement plans and navigate the challenging macroeconomic environment as we focus on our growth strategy," said Colin Gouveia, Rogers' President and CEO. "As recently announced we have undertaken a series of actions to improve operating margins in the coming quarters, including reducing our global workforce by 7%, divesting the non-core, low-margin natural rubber product line and optimizing our manufacturing footprint. In the fourth quarter we continued to face market headwinds from continuing COVID-related disruptions in China and weaker demand in certain markets, which tempered sales volume and gross margins. As we respond to the current market dynamics we also remain focused on driving growth by expanding our leadership in advanced materials solutions across our markets. This is especially true in the EV market where we are well-positioned with sales growth of 35% in 2022 and continued design win traction."

Financial Overview

GAAP Results	Q4 2022	Q3 2022	Q4 2021	2022	2021
Net Sales ($M)	$223.7	$247.2	$230.5	$971.2	$932.9
Gross Margin	31.8%	31.6%	33.9%	33.1%	37.4%
Operating Margin[1]	37.0%	7.5%	4.5%	14.9%	12.6%
Net Income ($M)[1]	$67.3	$14.8	$23.1	$116.6	$108.1
Net Income Margin[1]	30.1%	6.0%	10.0%	12.0%	11.6%
Diluted Earnings Per Share[1]	$3.58	$0.78	$1.22	$6.15	$5.73
Net Cash Provided by Operating Activities[1]	$127.6	$13.5	$18.2	$129.5	$124.4

Non-GAAP Results[2]	Q4 2022	Q3 2022	Q4 2021	2022	2021
Adjusted Operating Margin	9.3%	10.8%	12.2%	11.7%	16.4%
Adjusted Net Income ($M)	$19.5	$21.2	$36.3	$93.0	$135.8
Adjusted Earnings Per Diluted Share	$1.04	$1.11	$1.92	$4.91	$7.20
Adjusted EBITDA ($M)	$27.8	$39.7	$41.7	$160.2	$211.5
Adjusted EBITDA Margin	12.5%	16.0%	18.1%	16.5%	22.7%
Free Cash Flow ($M)	$97.8	$(20.3)	$(9.5)	$12.7	$53.2

Net Sales by Operating Segment (dollars in millions)	Q4 2022	Q3 2022	Q4 2021	2022	2021
Advanced Electronics Solutions (AES)	$125.3	$130.6	$127.1	$530.2	$534.4
Elastomeric Material Solutions (EMS)	$93.7	$111.0	$98.9	$420.0	$378.0
Other	$4.7	$5.6	$4.4	$21.0	$20.4

1 - Q4 2022 and FY 2022 includes receipt of a regulatory termination fee
2 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

Q4 2022 Summary of Results
Net sales of $223.7 million decreased 9.5% versus the prior quarter resulting from the impact of China COVID-related restrictions, weaker demand in certain markets and unfavorable currency exchange rate fluctuations. AES net sales decreased by 4.1% related to unfavorable currency exchange rates and lower sales in the aerospace and defense and other markets. EMS net sales decreased by 15.6% primarily resulting from lower portable electronics and general industrial market demand. The lower sales primarily resulted from weaker customer demand due to COVID-related disruptions in China and the challenging macroeconomic environment. Currency exchange rates unfavorably impacted total company net sales in the fourth quarter of 2022 by $4.2 million compared to prior quarter net sales.

Gross margin was 31.8%, compared to 31.6% in the prior quarter from lower manufacturing spend and yield improvements, partially offset by lower sales volumes.

Selling, general and administrative (SG&A) expenses increased by $3.7 million from the prior quarter to $54.3 million. The higher SG&A expense was due to an increase in professional services and employee-related costs.

GAAP operating margin of 37.0% increased from 7.5% in the prior quarter, primarily due to an increase in other operating income from the receipt of a $142.1 million regulatory termination fee, net of transaction expenses. This increase was partially offset by $65.4 million of impairment and restructuring charges, which were primarily associated with the consolidation of the AES laminate circuit materials business and the divestiture of the natural rubber product line in the EMS business unit. Adjusted operating margin of 9.3% decreased by 150 basis points versus the prior quarter.

GAAP earnings per diluted share were $3.58, compared to earnings per diluted share of $0.78 in the previous quarter. The increase in GAAP earnings per diluted share was due to higher operating income, partially offset by an increase in tax expense. On an adjusted basis, earnings were $1.04 per diluted share compared to adjusted earnings of $1.11 per diluted share in the prior quarter.

Ending cash and cash equivalents were $235.9 million, a decrease of $0.6 million versus the prior quarter. Fourth quarter net cash provided by operating activities was $127.6 million, and included the receipt of the regulatory termination fee, net of transaction expenses and taxes. Also in the quarter, the Company repurchased shares of $25.0 million, had capital expenditures of $29.8 million and made a principal payment of $75.0 million on the outstanding borrowings under the Company’s revolving credit facility.

Full Year 2022 Summary of Results
Net sales of $971.2 million increased by 4.1% compared to 2021, led by higher EV market sales for both the AES and EMS business units and from the Silicone Engineering acquisition. The increase in sales was partially offset by customers who were impacted by COVID-related restrictions in China and other challenges in the macroeconomic environment. AES net sales declined as higher EV sales were more than offset by lower sales in the wireless infrastructure, defense, ADAS and clean energy markets. EMS net sales increased from the Silicone Engineering acquisition and higher general industrial and EV market sales, partially offset by lower sales in the portable electronics and consumer markets. Currency exchange rates unfavorably impacted total company net sales in 2022 by $36.9 million compared to the prior year.

Gross margin was 33.1% compared to 37.4% in 2021. The decrease in gross margin resulted from unfavorable factory utilization, lower manufacturing yields and higher raw materials and freight costs. These items were partially offset by commercial actions.

SG&A expenses increased by $25.7 million from the prior year to $218.8 million, primarily due to higher costs associated with the terminated DuPont merger, and increases in software expenses, travel and intangible asset amortization.

GAAP operating margin increased to 14.9% from 12.6% in the prior year, primarily due to an increase in other operating income from the receipt of a $142.1 million regulatory termination fee, net of transaction expenses. This increase was partially offset by lower gross margin, higher SG&A expense and $66.6 million of impairment and restructuring charges, which were primarily associated with the consolidation of the AES laminate circuit materials business and the divestiture of the natural rubber product line in the EMS business unit. Adjusted operating margin was 11.7%, compared to 16.4% in 2021.

GAAP earnings per diluted share were $6.15, compared to $5.73 per diluted share, for full year 2021. The increase resulted primarily from higher operating income and higher tax expense. On an adjusted basis, earnings were $4.91 per diluted share for full year 2022, compared to $7.20 per diluted share for full year 2021.

Ending cash and cash equivalents of $235.9 million increased by $3.6 million versus the prior year. The Company generated operating cash flow of $129.5 million, had capital expenditures of $116.8 million, repurchased shares of $25.0 million and had net borrowings of $25.0 million under the Company’s revolving credit facility.

Financial Outlook
The following outlook for the first quarter of 2023 includes $3 million of sales from the natural rubber product line, which will be divested by the end of the quarter. The recently announced cost improvement actions are expected to begin taking hold in the first quarter with the full benefit expected in subsequent quarters.

Q1 2023
Net Sales ($M)	$230 to $240
Gross Margin	31.5% to 32.5%
Earnings Per Share	$(0.10) to $0.10
Non-GAAP Earnings Per Share[1]	$0.65 to $0.85

2023
Capital Expenditures ($M)	$65 to $75

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

Conference call and additional Information
A conference call to discuss the results for the fourth quarter and full year 2022 will take place today, Tuesday, February 28, 2023 at 5:00 pm ET. A live webcast of the event and the accompanying presentation can be accessed on the Rogers Corporation website at https://www.rogerscorp.com/investors.

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States, Asia and Europe, with sales offices worldwide.

Safe Harbor Statement
Statements included in this release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on Rogers’ current beliefs and expectations. This release contains forward-looking statements regarding our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. Other risks and uncertainties that could cause such results to differ include: the duration and impacts of the novel coronavirus global pandemic and efforts to contain its transmission and distribute vaccines, including the effect of these factors on our business, suppliers, customers, end users and economic conditions generally; continuing disruptions to global supply chains and our ability, or the ability of our suppliers, to obtain necessary product components; failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, including advanced mobility and advanced connectivity, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the United States (U.S.) and abroad, particularly in China, South Korea, Germany, the United Kingdom, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations and the imposition of tariffs and other trade restrictions, including trade restrictions on Huawei Technologies Co., Ltd. (Huawei); fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which our products are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability and willingness of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; intense global competition affecting both our existing products and products currently under development; business interruptions due to catastrophes or other similar events, such as natural disasters, war, including the ongoing conflict between Russia and Ukraine, terrorism or public health crises; the impact of sanctions, export controls and other foreign asset or investment restrictions; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation or risks arising from the terminated DuPont Merger; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Company. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Investor contact:
Steve Haymore
Phone: 480-917-6026
Email: stephen.haymore@rogerscorporation.com

Website address: https://www.rogerscorp.com

(Financial statements follow)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Twelve Months Ended
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net sales	$223,704	$230,452	$971,171	$932,886
Cost of sales	152,665	152,299	650,156	583,747
Gross margin	71,039	78,153	321,015	349,139

Selling, general and administrative expenses	54,332	57,895	218,828	193,153
Research and development expenses	9,757	7,709	35,207	29,904
Restructuring and impairment charges	65,443	310	66,562	3,570
Other operating (income) expense, net	(141,162)	1,794	(144,014)	5,330
Operating income	82,669	10,445	144,432	117,182

Equity income in unconsolidated joint ventures	200	1,148	4,437	7,032
Pension settlement charges	—	—	—	(534)
Other income (expense), net	(505)	1,398	1,058	5,136
Interest expense, net	(3,988)	(1,084)	(9,547)	(2,536)
Income before income tax expense	78,376	11,907	140,380	126,280
Income tax expense	11,068	(11,224)	23,751	18,147
Net income	$67,308	$23,131	$116,629	$108,133

Basic earnings per share	$3.59	$1.23	$6.21	$5.77

Diluted earnings per share	$3.58	$1.22	$6.15	$5.73

Shares used in computing:
Basic earnings per share	18,724	18,743	18,784	18,731
Diluted earnings per share	18,820	18,863	18,953	18,863

Condensed Consolidated Statements of Financial Position (Unaudited)

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PAR VALUE)	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$235,850	$232,296
Accounts receivable, less allowance for doubtful accounts of $1,227 and $1,223	177,413	163,092
Contract assets	38,853	36,610
Inventories	182,402	133,384
Prepaid income taxes	4,042	1,921
Asbestos-related insurance receivables, current portion	3,881	3,176
Other current assets	17,426	13,586
Total current assets	659,867	584,065
Property, plant and equipment, net of accumulated depreciation of $381,584 and $367,850	358,415	326,967
Investments in unconsolidated joint ventures	14,082	16,328
Deferred income taxes	50,649	32,671
Goodwill	352,365	370,189
Other intangible assets, net of amortization	133,724	176,353
Pension assets	5,251	5,123
Asbestos-related insurance receivables, non-current portion	55,926	59,391
Other long-term assets	15,935	27,479
Total assets	$1,646,214	$1,598,566
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$57,342	$64,660
Accrued employee benefits and compensation	34,158	48,196
Accrued income taxes payable	5,504	9,632
Asbestos-related liabilities, current portion	4,968	3,841
Finance lease obligations, current portion	498	198
Other accrued liabilities	40,067	37,422
Total current liabilities	142,537	163,949
Borrowings under revolving credit facility	215,000	190,000
Pension and other postretirement benefits liabilities	1,501	1,618
Asbestos-related liabilities, non-current portion	60,065	64,491
Finance lease obligations, non-current portion	1,295	209
Non-current income tax	9,985	7,131
Deferred income taxes	23,557	29,451
Other long-term liabilities	19,808	22,822
Shareholders’ equity
Capital stock - $1 par value; 50,000 authorized shares; 18,574 and 18,730 shares issued and outstanding	18,574	18,730
Additional paid-in capital	140,702	163,583
Retained earnings	1,098,454	981,825
Accumulated other comprehensive loss	(85,264)	(45,243)
Total shareholders' equity	1,172,466	1,118,895
Total liabilities and shareholders' equity	$1,646,214	$1,598,566

Reconciliation of non-GAAP financial measures to the comparable GAAP measures

Non-GAAP financial measures:

This earnings release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”):

(1) Adjusted operating margin, which the Company defines as operating margin excluding acquisition-related amortization of intangible assets and discrete items, which are acquisition and related integration costs, gains or losses on the sale or disposal of property, plant and equipment, restructuring, severance, impairment and other related costs, UTIS fire and recovery charges, (income) costs associated with terminated merger, and the related income tax effect on these items (collectively, “discrete items”);

(2) Adjusted net income, which the Company defines as net income excluding amortization of acquisition intangible assets, pension settlement charges and discrete items;

(3) Adjusted earnings per diluted share, which the Company defines as earnings per diluted share excluding amortization of acquisition intangible assets, pension settlement charges and discrete items divided by adjusted weighted average shares outstanding - diluted;

(4) Adjusted EBITDA, which the Company defines as net income excluding interest expense, net, income tax expense, depreciation and amortization, stock-based compensation expense, pension settlement charges and discrete items;

(5) Adjusted EBITDA Margin, which the Company defines as the percentage that results from dividing Adjusted EBITDA by total net sales;

(6) Free cash flow, which the Company defines as net cash provided by operating activities less non-acquisition capital expenditures.

Management believes adjusted operating margin, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin are useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies. Management also believes free cash flow is useful to investors as an additional way of viewing the Company's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as alternatives to, financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from, and should not be compared to, similarly named measures used by other companies. Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

Reconciliation of GAAP operating margin to adjusted operating margin*:

	2022			2021
Operating margin	Q4	Q3	YTD	Q4	YTD
GAAP operating margin	37.0%	7.5%	14.9%	4.5%	12.6%

Acquisition and related integration costs	0.1%	—%	0.1%	1.3%	0.4%
Asbestos-related charges	—%	—%	—%	(0.1)%	—%
Loss/(gain) on sale or disposal of assets	0.2%	—%	—%	(0.1)%	(0.1)%
Restructuring, severance, impairment and other related costs	30.7%	0.5%	7.4%	0.6%	0.7%
UTIS fire (recovery)/charges	0.2%	(0.2)%	(0.2)%	0.8%	0.7%
(Income) costs associated with terminated merger	(62.0)%	1.4%	(12.4)%	3.0%	0.7%
Dispositions	1.4%	—%	0.3%	—%	—%
Total discrete items	(29.4)%	1.7%	(4.9)%	5.5%	2.4%
Operating margin adjusted for discrete items	7.6%	9.2%	10.0%	10.1%	14.9%

Acquisition intangible amortization	1.7%	1.7%	1.7%	2.1%	1.5%

Adjusted operating margin	9.3%	10.8%	11.7%	12.2%	16.4%
*Percentages in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted net income:

(amounts in millions)	2022			2021
Net income	Q4	Q3	YTD	Q4	YTD
GAAP net income	$67.3	$14.8	$116.6	$23.1	$108.1

Acquisition and related integration costs	0.1	0.1	0.8	2.9	3.9
Loss/(gain) on sale or disposal of assets	0.5	—	0.5	(0.2)	(0.9)
Asbestos-related charges	0.1	—		(0.2)	(0.2)
Pension settlement charges	—	—	—	—	0.5
Restructuring, severance, impairment and other related costs	68.6	1.3	71.4	1.5	6.1
UTIS fire (recovery)/charges	0.4	(0.6)	(2.4)	1.9	6.1
(Income) costs associated with terminated merger	(138.6)	3.4	(120.3)	6.9	6.9
Acquisition intangible amortization	3.8	4.1	16.4	4.9	14.3
Income tax effect of non-GAAP adjustments and intangible amortization	14.1	(2.0)	6.8	(4.4)	(9.1)
Dispositions	3.2	—	3.2	—	—
Adjusted net income	$19.5	$21.2	$93.0	$36.3	$135.8
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share*:

	2022			2021
Earnings per diluted share	Q4	Q3	YTD	Q4	YTD
GAAP earnings per diluted share	$3.58	$0.78	$6.15	$1.22	$5.73

Acquisition and related integration costs	—	—	0.03	0.11	0.15
Asbestos-related charges	—	—	—	(0.01)	(0.01)
Loss/(gain) on sale or disposal of assets	0.02	—	0.02	(0.01)	(0.04)
Pension settlement charges	—	—	—	—	0.02
Restructuring, severance, impairment and other related costs	2.81	0.05	2.90	0.06	0.24
UTIS fire (recovery)/charges	0.02	(0.02)	(0.10)	0.08	0.25
(Income) costs associated with terminated merger	(5.67)	0.14	(4.88)	0.27	0.28
Dispositions	0.13	—	0.13	—	—
Total discrete items	$(2.69)	$0.17	$(1.91)	$0.51	$0.90

Earnings per diluted share adjusted for discrete items	0.89	0.95	4.25	1.73	6.63

Acquisition intangible amortization	$0.15	$0.16	$0.66	$0.19	$0.56

Adjusted earnings per diluted share	$1.04	$1.11	$4.91	$1.92	$7.20
*Values in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted EBITDA*:

	2022			2021
(amounts in millions)	Q4	Q3	YTD	Q4	YTD
GAAP Net income	$67.3	$14.8	$116.6	$23.1	$108.1

Interest expense, net	4.0	2.9	9.5	1.1	2.5
Income tax expense	11.1	2.8	23.8	(11.2)	18.1
Depreciation	7.7	7.3	29.5	7.3	29.0
Amortization	3.8	4.1	16.4	4.9	14.3
Stock-based compensation expense	0.2	3.5	11.8	3.8	17.0
Acquisition and related integration costs	0.1	0.1	0.8	2.9	3.9
Asbestos-related charges	0.1	—	0.1	(0.2)	(0.2)
Loss/(gain) on sale or disposal of assets	0.5	—	0.5	(0.2)	(0.9)
Pension settlement charges	—	—	—	—	0.5
Restructuring, severance, impairment and other related costs	68.1	1.3	70.9	1.5	6.1
UTIS fire (recovery)/charges	0.4	(0.6)	(2.4)	1.9	6.1
(Income) costs associated with terminated merger	(138.6)	3.4	(120.3)	6.9	6.9
Dispositions	3.2	0.0	3.2	—	—
Adjusted EBITDA	$27.8	$39.7	$160.2	$41.7	$211.5
*Values in table may not add due to rounding.

Calculation of adjusted EBITDA margin*:

	2022			2021
	Q4	Q3	YTD	Q4	YTD
Adjusted EBITDA (in millions)	$27.8	$39.7	$160.2	$41.7	$211.5
Divided by Total Net Sales (in millions)	223.7	247.2	971.2	230.5	932.9
Adjusted EBITDA Margin	12.5%	16.0%	16.5%	18.1%	22.7%
*Values in table may not add due to rounding.

Reconciliation of net cash provided by operating activities to free cash flow*:

	2022			2021
(amounts in millions)	Q4	Q3	YTD	Q4	YTD
Net cash provided by operating activities	$127.6	$13.5	$129.5	$18.2	$124.4
Non-acquisition capital expenditures	(29.8)	(33.8)	(116.8)	(27.7)	(71.1)
Free cash flow	$97.8	$(20.3)	$12.7	$(9.5)	$53.2
*Values in table may not add due to rounding. Net cash provided by operating activities includes regulatory termination fee net of fees and taxes received in Q4 2022 and FY 2022.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share guidance for the 2023 first quarter:

Guidance Q1 2023
GAAP earnings per diluted share	$(0.10) to $0.10

Discrete items*	$0.62

Acquisition intangible amortization	$0.13

Adjusted earnings per diluted share	$0.65 - $0.85
*Includes severance, advisory fees and other items

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